UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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WAYFAIR INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAYFAIR INC.
4 COPLEY PLACE, BOSTON, MA 02116
SUPPLEMENT TO
NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT DATED MARCH 31, 2020
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 12, 2020

This proxy statement supplement, or Supplement, provides updated information with respect to the 2020 Annual Meeting of Stockholders, or Annual Meeting, of Wayfair Inc., a Delaware corporation, to be held on Tuesday, May 12, 2020 at 11:00 a.m. eastern time. Unless the context otherwise requires, references to “Wayfair,” “the company,” “we,” and “our” refer to Wayfair Inc.

On March 31, 2020, the Company commenced distribution of a Notice Regarding the Availability of Proxy Materials, or Notice, for the Annual Meeting. This Supplement, which describes a recent change in the proposed nominees for election to the Company’s Board of Directors, or Board, should be read in conjunction with the Notice and Proxy Statement.

Withdrawal of Nominee for Election as Director

As previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on April 20, 2020, James “Jim” Miller, previously a director and the Interim Chief Technology Officer of the Company, has transitioned from his interim role and assumed the role of Chief Technology Officer. effective immediately. In connection with this transition, Mr. Miller also resigned from the Board, effective immediately. Mr. Miller’s decision to resign from the Board was not related to a disagreement with the Company over any of its operations, policies or practices. Accordingly, Mr. Miller’s nomination for re-election to the Board at the Annual Meeting has been withdrawn.

Proposed Change to Elect the 7 Remaining Director Nominees in Proposal No. 1

In light of Mr. Miller’s resignation from the Board and the subsequent withdrawal of his name as a nominee for re-election to the Board, Proposal No. 1 in the Notice and Proxy Statement now proposes to elect the seven (7) remaining director nominees named in the Proxy Statement to hold office until the next annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE SEVEN (7) REMAINING DIRECTOR NOMINEES

Voting Matters

If you have already voted, you do not need to take any action unless you wish to change your vote. Proxy voting cards already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

If we receive a proxy instruction from you over the Internet, through the ProxyVote App, by telephone or by mail before the Annual Meeting, your shares will be voted for the directors nominated by the Board as instructed by you, except that votes will not be cast for Mr. Miller because he has resigned from the Board and is no longer standing for re-election. If you have not yet voted, please complete the Proxy Card or submit your voting instructions, disregarding Mr. Miller’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy instructions returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting in accordance with those voting instructions.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available beginning on page 2 of the Notice and Proxy Statement.

By Order of the Board of Directors,
/s/ ENRIQUE COLBERT
Boston, Massachusetts April 20, 2020	Enrique Colbert General Counsel and Secretary